EXECUTION COPY

                                                                          EX-2.1







                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                           VIRILITEC INDUSTRIES, INC.,


                             ROO MEDIA CORPORATION,


                             VRLT ACQUISITION CORP.


                                       AND


                            JACOB ROTH AND BELLA ROTH




                          DATED AS OF DECEMBER 2, 2003

                                TABLE OF CONTENTS

ARTICLE I - THE MERGER

Preamble.......................................................................1
Certain Definitions............................................................1
Section 1.01      The Merger...................................................2
Section 1.02      Closing......................................................3
Section 1.03      Merger; Effective Time.......................................3
Section 1.04      Effect of the Merger.........................................3
Section 1.05      Certificate of Incorporation and Bylaws;
                    Directors and Officers.....................................4
Section 1.06      Further Actions..............................................4
Section 1.07      Restrictions on Resale.......................................4
Section 1.08      Exchange of Certificates.....................................4

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF VIRILITEC
  AND THE VIRILITEC PRINCIPAL STOCKHOLDERS

Section 2.01      Organization, Standing and Power.............................5
Section 2.02      Capitalization...............................................5
Section 2.03      Authority for Agreement......................................6
Section 2.04      Issuance of Virilitec Shares.................................6
Section 2.05      Financial Statements.........................................6
Section 2.06      Absence of Certain Changes or Events.........................7
Section 2.07      Intellectual Property and Intangible Assets..................7
Section 2.08      Governmental Consent.........................................8
Section 2.09      Litigation...................................................8
Section 2.10      Interested Party Transactions................................8
Section 2.11      Compliance with Applicable Laws..............................8
Section 2.12      No Undisclosed Liabilities...................................8
Section 2.13      Tax Returns and Payment......................................8
Section 2.14      Title and Related Matters....................................8
Section 2.15      Virilitec Public Filings.....................................9
Section 2.16      Assets; Encumbrances.........................................9
Section 2.17      Virilitec Agreements.........................................9
Section 2.18      Labor and Employment Matters.................................9
Section 2.19      Employee Benefits...........................................10
Section 2.20      Inventory...................................................10
Section 2.21      No Operating Business; Liabilities..........................10

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF ROO MEDIA.

Section 3.01      Organization, Standing and Power............................10
Section 3.02      Capitalization..............................................11
Section 3.03      Authority for Agreement.....................................11
Section 3.04      Financial Statements........................................11
Section 3.05      Absence of Certain Changes or Events........................11
Section 3.06      Governmental Consent........................................12
Section 3.07      Title and Related Matters...................................12
Section 3.08      Intellectual Property and Intangible Assets.................12
Section 3.09      Litigation..................................................13
Section 3.10      Interested Party Transactions...............................13
Section 3.11      Compliance with Applicable Laws.............................13
Section 3.12      Tax Returns and Payment.....................................13
Section 3.13      Assets; Encumbrances........................................13
Section 3.14      No Undisclosed Liabilities..................................14

Section 3.15      Finders' Fees...............................................14

ARTICLE IV - CERTAIN COVENANTS AND AGREEMENTS

Section 4.01      Covenants of ROO Media......................................14
Section 4.02      Covenants of Virilitec and the Virilitec
                    Principal Stockholders....................................15
Section 4.03      Covenants of the Parties....................................16

ARTICLE V - CONDITIONS PRECEDENT

Section 5.01      Conditions Precedent to the Parties' Obligations............17
Section 5.02      Conditions Precedent to the Obligations
                    of Virilitec and the Principal Stockholders...............18
Section 5.03      Conditions Precedent to the Obligations of ROO Media........19

ARTICLE VI - TERMINATION

Section 6.01      Termination.................................................20
Section 6.02      Effect of Termination.......................................20

ARTICLE VII - CONFIDENTIALITY

Section 7.01      Confidentiality.............................................20

ARTICLE VIII - INDEMNIFICATION

Section 8.01      Indemnification by Virilitec ...............................21
Section 8.02      Indemnification by ROO Media................................21
Section 8.03      Indemnification of Exchange Agent...........................21
Section 8.04      Survival of Indemnification.................................22

ARTICLE IX - MISCELLANEOUS

Section 9.01      Non-survival of Representations and Warranties..............22
Section 9.02      Expenses....................................................22
Section 9.03      Applicable Law; Arbitration.................................22
Section 9.04      Notices.....................................................23
Section 9.05      Entire Agreement............................................24
Section 9.06      Assignment..................................................24
Section 9.07      Headings; References........................................24
Section 9.08      Counterparts................................................24
Section 9.09      No Third Party Beneficiaries................................24
Section 9.10      Severability; Enforcement...................................24
Section 9.11      Rules of Construction.......................................25
Section 9.12      Exhibits....................................................25
Section 9.13      Interpretation..............................................25

SCHEDULES

EXHIBITS

         EXHIBIT A         Certificate of Merger
         EXHIBIT B         Side Letter
         EXHIBIT C         Security and Pledge Agreement

                          AGREEMENT AND PLAN OF MERGER

       AGREEMENT AND PLAN OF MERGER dated as of December 2, 2003 (the "AGREEMENT") by and among VIRILITEC INDUSTRIES, INC., a corporation formed under the laws of the State of Delaware ("VIRILITEC"), ROO MEDIA CORPORATION, a corporation formed under the laws of the State of Delaware ("ROO MEDIA"), VRLT ACQUISITION CORP., a corporation newly formed under the laws of the State of Delaware and a wholly owned and operated subsidiary of Virilitec (the "MERGER SUB"), and JACOB ROTH, an individual, and BELLA ROTH, an individual (each, a "VIRILITEC PRINCIPAL STOCKHOLDER" and collectively, the "VIRILITEC PRINCIPAL STOCKHOLDERS"). Virilitec, ROO Media, the Merger Sub and the Virilitec Principal Stockholders are referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    PREAMBLE

       WHEREAS, Virilitec, ROO Media and Merger Sub have determined that a business combination between the Parties is advisable and in the best interests of their respective companies and stockholders, and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

       WHEREAS, Virilitec has proposed to acquire ROO Media pursuant to a merger transaction whereby, pursuant to the terms and subject to the conditions of this Agreement and in accordance with the GCL (as hereinafter defined), ROO Media shall become a wholly owned subsidiary of Virilitec (the "MERGER") through the merger of Merger Sub with and into ROO Media;

       WHEREAS, in the Merger all issued and outstanding shares of capital stock of ROO Media held by the stockholders of ROO Media (the "ROO MEDIA
STOCKHOLDERS") shall be cancelled and converted into the right to receive 148,000,000 shares of common stock of Virilitec, $0.0001 par value per share (the "MERGER SHARES"), or such number of shares as shall represent 93.87% of the common stock of Virilitec after the Merger;

       WHEREAS, the obligation of the Parties to effect the Merger is subject to the conditions set forth in Articles IV and V hereof;

       WHEREAS, the Parties intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the parties intend this Agreement to qualify as a "plan of reorganization" within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a); and

       WHEREAS, Virilitec, ROO Media and Merger Sub are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT").

       NOW,  THEREFORE,   in  consideration  of  the  premises  and  the  mutual
covenants,   representations  and  warranties  contained  herein,  the  Parties, intending to be legally bound, hereby agree as follows:

                               CERTAIN DEFINITIONS

       As used in this Agreement, the following terms shall have the meanings set forth below:

"APPLICABLE LAW" means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Merger and/or the Parties.

"DOLLAR" and "$" means lawful money of the United States of America.

"GAAP" means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

"GCL" means the General Corporation Law of the State of Delaware.
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"LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

"MATERIAL ADVERSE EFFECT" with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

"PERSON" means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

"SURVIVING ENTITY" shall mean ROO Media as the surviving entity in the Merger as provided in Section 1.03.

"TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means:

       (i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

       (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

       (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

"TAX  RETURN"  means  any  return,  declaration,   form,  claim  for  refund  or
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


                                    ARTICLE I
                                   THE MERGER

SECTION 1.01  THE MERGER.

       Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the GCL, at the Effective Time (as hereinafter defined), all ROO Media Shares (as hereinafter defined) shall be cancelled and converted into the right to receive the Merger Shares. In connection therewith, the following terms shall apply:

       (a) EXCHANGE AGENT. ROO Media's corporate counsel, Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, shall act as the exchange agent (the "EXCHANGE AGENT") for the purpose of exchanging ROO Media Shares for the Merger Shares. At or prior to the Closing, Virilitec shall deliver to the Exchange Agent the Merger Shares.

       (b)    CONVERSION OF SECURITIES.

              (i) CONVERSION OF ROO MEDIA SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Virilitec, Merger Sub, ROO Media or the holders of any of their respective securities:

                     (a) Each of the 740 issued and outstanding shares of common stock of ROO Media (the "ROO MEDIA SHARES") immediately prior to the Effective Time shall be converted into and represent

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the right to receive,  and shall be exchangeable  for, 200,000 Merger Shares, or
(if other than 740 ROO Media Shares shall then be issued and outstanding) such other number of Merger Shares as shall be determined by dividing 148,000,000 by the number of then issued and outstanding ROO Media Shares and reserved ROO Media Shares (the "ROO MEDIA CONVERSION RATE").

                     (b) All ROO Media Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to this Section 1.01(b)(i) (fractional shares may be issued to the hundredth decimal point) upon the surrender of such certificate in accordance with Section 1.08, without interest.

                     (c) The Merger Shares shall represent 93.87% of the common stock of Virilitec at the Effective Time after giving effect to the Merger.

              (ii) CONVERSION OF MERGER SUB STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Virilitec, Merger Sub, ROO Media or the holders of any of their respective securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity and the shares of common stock of the Surviving Entity so issued in such conversion shall constitute the only outstanding shares of capital stock of the Surviving Entity and the Surviving Entity shall be a wholly owned subsidiary of Virilitec.

       (c) EXEMPTION FROM REGISTRATION. The Parties intend that the issuance of the Merger Shares to the ROO Media Stockholders shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

SECTION 1.02  CLOSING.

       The closing of the Merger (the "CLOSING") will take place at the offices of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, counsel to ROO Media, at 101
E. 52 Street, 9th Floor, New York, New York 10022,, within one (1) business day following the satisfaction or waiver of the conditions precedent set forth in
Article V or at such other date as Virilitec and ROO Media shall agree (the "CLOSING DATE"), but in any event no later than December 15, 2003.

SECTION 1.03  MERGER; EFFECTIVE TIME.

       At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and Virilitec shall cause Merger Sub to, merge with and into ROO Media in accordance with the provisions of the GCL, the separate corporate existence of Merger Sub shall cease and ROO Media shall continue as the Surviving Entity. The Effective Time shall occur upon the filing with the Secretary of State of the State of Delaware of a Certificate of Merger (the "CERTIFICATE OF MERGER") substantially in the form of EXHIBIT A attached hereto and executed in accordance with the applicable provisions of the GCL, or at such later time as may be agreed to by Virilitec and ROO Media and specified in the Certificate of Merger subject to the satisfaction or waiver of each of the conditions set forth in Articles IV and V (the "EFFECTIVE TIME"). The date on which the Effective Time occurs is referred to as the "EFFECTIVE DATE." Provided that this Agreement has not been terminated pursuant to Article VI, the Parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing.

SECTION 1.04  EFFECT OF THE MERGER.

       The Merger shall have the effect set forth in Sections 259 and 261 of the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of ROO Media and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of ROO Media and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

SECTION 1.05  CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS.

       Pursuant to the Merger:

       (a)    The  Certificate  of  Incorporation  of  ROO  Media  as in  effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Entity immediately following the Merger. The Bylaws of ROO Media as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Entity immediately following the Merger.

       (b) The directors of the Surviving Entity and of Virilitec subsequent to the Merger shall be designated by the current Chairman of ROO Media's Board of Directors, until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified pursuant to Section 4.03(b) hereof. The officers of the Surviving Entity and of Virilitec subsequent to the Merger shall be designated by the current Chairman of the Board of Directors of ROO Media.

SECTION 1.06  FURTHER ACTIONS.

       If, at any time after the Effective Time, the Surviving Entity considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm (of record or otherwise) in the Surviving Entity its right, title or interest in, to or under any of the rights, properties, or assets of either ROO Media or Merger Sub, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Entity will be authorized to execute and deliver, in the name and on behalf of each of ROO Media and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of ROO Media and Merger Sub, all such other actions and things as the Board of Directors of the Surviving Entity may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out the intent and purposes of this Agreement.

SECTION 1.07  RESTRICTIONS ON RESALE

       (a) THE MERGER SHARES. The Merger Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) Virilitec receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for Virilitec, that an exemption from the registration requirements of the Securities Act is available.

       The certificates representing the Merger Shares which are being issued to the ROO Media Stockholders shall have been issued pursuant to this Agreement shall contain a legend substantially as follows:

       "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR VIRILITEC INDUSTRIES, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR VIRILITEC INDUSTRIES, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

SECTION 1.08 EXCHANGE OF CERTIFICATES.

       (a) EXCHANGE OF CERTIFICATES. After the Effective Time and pursuant to a customary letter of transmittal or other instructional form provided by the Exchange Agent to the ROO Media Stockholders, the ROO Media Stockholders shall be required to surrender all their ROO Media Shares to the Exchange Agent, and the ROO Media Stockholders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of Merger Shares into which the ROO Media Shares theretofore represented by the stock transfer forms so surrendered shall have been exchanged pursuant to this Agreement. Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented ROO Media Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Merger Shares for which such ROO Media Shares have been so exchanged. No dividend payable to holders of Merger Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented ROO Media Shares, until such certificate or certificates representing all the relevant ROO Media Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

       (b) FULL SATISFACTION OF RIGHTS. All Merger Shares for which the ROO Media Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the ROO Media Shares.

       (c) EXCHANGE OF CERTIFICATES. All certificates representing ROO Media Shares converted into the right to receive Merger Shares pursuant to this
Article I shall be furnished to Virilitec subsequent to delivery thereof to the Exchange Agent pursuant to this Agreement.

       (d) CLOSING OF TRANSFER BOOKS. On the Effective Date, the stock transfer book of ROO Media shall be deemed to be closed and no transfer of ROO Media Shares shall thereafter be recorded thereon.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF VIRILITEC
                    AND THE VIRILITEC PRINCIPAL STOCKHOLDERS

       Except as set forth in the schedules to this Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to ROO Media, Virilitec and the Virilitec Principal Stockholders, and, where applicable, Merger Sub, hereby jointly and severally represents and warrants to ROO Media, as of the date of this Agreement and as of the Effective Time, as follows:

SECTION 2.01  ORGANIZATION, STANDING AND POWER.

       Virilitec is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Merger Sub is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Virilitec is duly qualified to do business as a foreign corporation doing business in each state in which it owns or leases real property and where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Virilitec or its business. Except as set forth in SCHEDULE 2.01 hereof and other than as contemplated by this Agreement or for the purposes of effecting the Merger and Closing pursuant to this Agreement, Virilitec does not have an ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock). Merger Sub is a recently formed corporation and prior to the date hereof and through the Effective Date, Merger Sub shall conduct no operating business and shall incur no liabilities or obligations, other than as may be mutually agreed upon in writing between Virilitec and ROO Media. Except as specifically agreed to in writing between Virilitec and ROO Media, Merger Sub is not a party to any agreements, whether written or oral, material or otherwise, and it has no debts or other liabilities.

SECTION 2.02  CAPITALIZATION.

       (a) There are 500,000,000 shares of capital stock of Virilitec authorized, consisting of 500,000,000 shares of common stock, $0.0001 par value per share (the "VIRILITEC COMMON SHARES") and no shares of preferred stock. As of the date of this Agreement, there are 9,669,130 Virilitec Common Shares issued and outstanding and no shares of preferred stock outstanding.

       (b) The Virilitec Principal Stockholders own of record and beneficially own 4,400,000 Virilitec Common Shares. Except as disclosed on
SCHEDULE 2.02(B) hereto, no Virilitec Common Shares have been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase of Virilitec Common Shares except as provided in this Agreement. Except as disclosed on SCHEDULE 2.02(b) hereto, no Person is entitled to any rights with respect to the issuance or transfer of Virilitec Common Shares. All outstanding Virilitec Common Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.

       (c) As of the date of this Agreement, the pre-merger shareholders of Virilitec, including the Virilitec Principal Stockholders, collectively own 9,669,130 Virilitec Common Shares, and at the Effective Date shall own 9,669,130 Virilitec Common Shares or such number of Virilitec Common Shares as shall represent 6.13% of the issued and outstanding Virilitec Common Shares.

       (d) As of the date of this Agreement, the Virilitec Principal Stockholders are the record and beneficial owners of 4,400,000 Virilitec Common Shares, and at the Effective Date shall own 4,400,000 Virilitec Common Shares or such number of Virilitec Common Shares as shall represent 2.79% of the issued and outstanding Virilitec Common Shares.

SECTION 2.03  AUTHORITY FOR AGREEMENT.

       The execution, delivery, and performance of this Agreement by each of Virilitec and Merger Sub has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of each of Virilitec and Merger Sub enforceable against each of them in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. Except as set forth above or in SCHEDULE 2.03 attached hereto, the execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by Virilitec and Merger Sub will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, Virilitec's Certificate of Incorporation, Merger Sub's Certificate of Incorporation, or any of their Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which Virilitec is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to Virilitec or Merger Sub except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect on Virilitec or Merger Sub.

SECTION 2.04  ISSUANCE OF VIRILITEC SHARES

       The Merger Shares issuable to the ROO Media Stockholders as the holders of the ROO Media Shares will when issued pursuant to this Agreement be duly and validly authorized and issued, fully paid and non-assessable.

SECTION 2.05  FINANCIAL STATEMENTS.

       (i) Virilitec has made available to ROO Media copies of its audited consolidated financial statements at July 31, 2001, 2002 and 2003 and for the three fiscal years then ended (collectively, "VIRILITEC FINANCIAL STATEMENTS").

       (ii) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Virilitec Financial Statements was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto). Such financial statements fairly present the consolidated financial position of Virilitec as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended.

       (iii) To the knowledge of Virilitec, except as disclosed in the consolidated financial statements contained in the Virilitec Financial Statements or on SCHEDULE 2.05 hereof, there has been no material change in the financial condition, operations or business of Virilitec since July 31, 2003.

       (iv) Except as otherwise disclosed in the consolidated financial statements contained in the Virilitec Financial Statements, Virilitec does not have any material liabilities.

       (v) As at the date of this Agreement and the Closing, the aggregate liabilities which would be required to be disclosed on a balance sheet prepared in accordance with GAAP do not and will not exceed $162,500.

SECTION 2.06  ABSENCE  OF  CERTAIN  CHANGES  OR  EVENTS.  Except as set forth on
              SCHEDULE 2.06, since July 31, 2003:

       (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Virilitec or (ii) any damage, destruction, or loss to Virilitec (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Virilitec;

       (b)    Virilitec has not (i) amended its  Certificate  of  Incorporation;
(ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock;
(iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Virilitec; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

       (c) Virilitec has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
(ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Virilitec balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $5,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Virilitec; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock);

       (d) to the best knowledge of Virilitec, Virilitec has not become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a Material Adverse Effect on Virilitec.

SECTION 2.07  INTELLECTUAL PROPERTY AND INTANGIBLE ASSETS.

       Except as set forth on SCHEDULE 2.07, to the knowledge of Virilitec, Virilitec has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business. No rights of any other  person  are  violated  by the use by  Virilitec  of the  intellectual property. None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of Virilitec, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

SECTION 2.08  GOVERNMENTAL CONSENT

       No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with Virilitec or Merger Sub, is required by or with respect to Virilitec or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the GCL.

SECTION 2.09  LITIGATION

       Except as disclosed on SCHEDULE 2.09 hereof, there is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of Virilitec threatened against or affecting, Virilitec or any of its assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 2.10  INTERESTED PARTY TRANSACTIONS

       Except  for debts  which  will be  satisfied  in the  manner set forth in
Section 5.02(h) of this Agreement, Virilitec is not indebted to any officer or director of Virilitec (except for compensation and reimbursement of expenses incurred in the ordinary course of business), and no such person is indebted to Virilitec, except as disclosed on SCHEDULE 2.10 (B) hereof or in the reports filed with the Securities and Exchange Commission.

SECTION 2.11  COMPLIANCE WITH APPLICABLE LAWS.

       To the knowledge of Virilitec, the business of each of Virilitec and Merger Sub has not been, and is not being, conducted in violation of any Applicable Law, except for possible violations which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect on either Virilitec or Merger Sub. To the knowledge of Virilitec, no investigation or review by any governmental entity with respect to Virilitec or Merger Sub is pending nor has any governmental entity indicated an intention to conduct the same, except for investigations or reviews which individually or in the aggregate would not have, nor be reasonably likely to have, a Material Adverse Effect on either Virilitec or Merger Sub.

SECTION 2.12  NO UNDISCLOSED LIABILITIES.

       Except as set forth on SCHEDULE 2.12 hereto or in the Virilitec Financial Statements, there are no liabilities or debts of Virilitec or Merger Sub of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

SECTION 2.13  TAX RETURNS AND PAYMENT

       Virilitec has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due, except as reflected in the Virilitec Financial Statements and except for Taxes being contested in good faith. Except as disclosed in the Virilitec Financial Statements, there is no material claim for Taxes that is a Lien against the property of Virilitec other than Liens for Taxes not yet due and payable, none of which Taxes is material. Virilitec has not received written notification of any audit of any Tax Return of Virilitec being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on Virilitec, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by Virilitec which is currently in effect, and Virilitec is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the Virilitec Financial Statements.

SECTION 2.14  TITLE AND RELATED MATTERS.

       Virilitec has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent balance sheet on its financial statements or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business). Virilitec owns, free and clear of any Liens, any and all of its assets. Virilitec has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, tradenames, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Virilitec or any portion of its properties, assets, or rights.

SECTION 2.15  VIRILITEC PUBLIC FILINGS

       Virilitec is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and all Virilitec public filings required under the Exchange Act have been made. All public filings by Virilitec under the Exchange Act are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements contained in such public filings not misleading in any material respect. To the knowledge of Virilitec, Virilitec has not been threatened or is not subject to removal of its common stock from the OTC Electronic Bulletin Board.

SECTION 2.16  ASSETS; ENCUMBRANCES

       Except as set forth on SCHEDULE 2.16(A), Virilitec has good and valid title to all of its assets. Virilitec's assets comprise all of the business, properties, assets (however, employees, to the extent that they could be considered assets, are not included as assets in this Section) and goodwill employed by Virilitec and its affiliates in connection with its business.

       Except as set forth on Schedule 2.16(B), all assets are owned by Virilitec free and clear of all title defects or objections, liens, claims, charges, rights of others, security interests or other encumbrances of any nature whatsoever, including without limitation, any leases, escrows, options, security or other deposits, rights of redemption, chattel mortgages, conditional sales contracts, liens, collateral security arrangements and other title or interest retention arrangements, except for liens for current taxes not yet due.

SECTION 2.17  VIRILITEC AGREEMENTS

       Except as provided on SCHEDULE 2.17 hereof, Virilitec is not a party to any material agreements.

SECTION 2.18  LABOR AND EMPLOYMENT MATTERS

       SCHEDULE 2.18 attached hereto contains a true and complete list, by category, of all current full-time employees, current part-time employees, other employees and consultants currently employed or engaged by the Virilitec who render services to Virilitec as of the date hereof, including a description of any and all written contracts, written agreements, written commitments and written arrangements relating thereto, and a description of the rate and nature of all compensation payable by Virilitec to each such person or entity. Except as set forth on SCHEDULE 2.18, Virilitec is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and, to the knowledge of Virilitec, there has been no effort by any labor union or any other person during the twenty-four (24) months prior to the date hereof to organize any employees or consultants of Virilitec who are not already members of a collective bargaining unit into one or more collective bargaining units, nor, to the knowledge of the Virilitec, are any such efforts being conducted. There is no pending or, to the knowledge of Virilitec, threatened labor dispute, strike or work stoppage which affects or which may affect the business of Virilitec, or which may interfere with its continued operations. To the knowledge of Virilitec, neither the Virilitec nor any agent, representative or employee thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against Virilitec by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees or consultants during the twenty-four (24) months prior to the date hereof. Virilitec has complied, in all material respects, with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities or other employment practices, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, as amended and the Immigration Reform and Control Act of 1986, as amended. Virilitec has received no notice of any claim before any governmental body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of employees or any governmental body or, to the knowledge of Virilitec is any such claim threatened against Virilitec . Virilitec is not a party to, or otherwise bound by, any order relating to its employees or employment practices. Virilitec has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees. No current or former employee of Virilitec is (i) absent on a military leave of absence and/or eligible for rehire under the terms of the Uniformed Services Employment and Reemployment Rights Act, or (ii) absent on a leave of absence under the Family and Medical Leave Act.

SECTION 2.19  EMPLOYEE BENEFITS

       There is no employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and no other benefit plan, program, contract or arrangement of any kind whatsoever, covering the employees or consultants of Virilitec or which is sponsored, maintained or contributed to by Virilitec or to which Virilitec has an obligation to contribute (all such employee benefit plans and other benefit plans, programs, contracts or arrangements hereinafter individually and collectively called the "EMPLOYEE BENEFIT PLAN(S)"). No Employee Benefit Plan is
(i) subject to Section 412 of the Internal Revenue Code or Section 306 of ERISA,
(ii) a  "multiemployer  plan" within the meaning of Section  3(37) of ERISA,  or
(iii) a single employer plan (within the meaning of Section 4001(a)(15) of ERISA) which has two or more contributing sponsors at least two of whom are not under common control. Any and all amounts which Virilitec is required to pay as contributions or otherwise, or with respect to the Employee Benefit Plans have been timely paid.

SECTION 2.20  INVENTORY

       Except as set forth on SCHEDULE 2.20 attached hereto, (a) all material items of Virilitec's inventory have been acquired in the ordinary and usual course of business; (b) all material items of Virilitec's inventory are of a quality and quantity usable in the ordinary and usual course of business; and
(c) the quantities of each type of Virilitec's inventory are not materially excessive, but are reasonable, adequate and appropriate.

SECTION 2.21  NO OPERATING BUSINESS; LIABILITIES.

       Virilitec has no operating business and, other than as contemplated by this Agreement or for the purposes of effecting the Merger and Closing pursuant to this Agreement, Virilitec has no operating subsidiaries. By the Closing Date, Virilitec shall have no greater than an aggregate of $162,500 in balance sheet and contingent liabilities, and no commitments to incur liabilities.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF ROO MEDIA

       Except as set forth in the schedules to this Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to Virilitec and Merger Sub, ROO Media hereby represents and warrants to Virilitec and Merger Sub, as of the date of this Agreement and as of the Effective Time (except as otherwise indicated), as follows:

SECTION 3.01  ORGANIZATION, STANDING AND POWER.

       ROO Media is a privately held corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. ROO Media is duly qualified to do business as a foreign corporation doing business in each state or other jurisdiction in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect on ROO Media. Except as set forth in

SCHEDULE 3.01 attached hereto, ROO Media does not have any ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock).

SECTION 3.02  CAPITALIZATION.

       There are 1,000 shares of ROO Media capital stock authorized, consisting of 1,000 shares of common stock, $0.01 par value per share (the "ROO MEDIA COMMON SHARES"), and no shares of preferred stock. As of the date of this Agreement, there were 740 issued and outstanding ROO Media Common Shares and no issued and outstanding shares of preferred stock. No ROO Media Common Shares have been reserved for issuance to any Person, and there are no outstanding rights, warrants, options or agreements for the purchase of ROO Media Common
Shares, except as provided in this Agreement. No Person is entitled to any rights with respect to the conversion, exchange or delivery of the ROO Media Common Shares. The ROO Media Common Shares have been issued in compliance with all Applicable Law.

SECTION 3.03  AUTHORITY FOR AGREEMENT.

       The execution, delivery and performance of this Agreement by ROO Media has been duly authorized by all necessary corporate and shareholder action, and this Agreement constitutes the valid and binding obligation of ROO Media, enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by ROO Media will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, ROO Media's Certificate of Incorporation or Bylaws, in each case as amended, or, to the knowledge of ROO Media, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which ROO Media is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to ROO Media, except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect on ROO Media.

SECTION 3.04  FINANCIAL STATEMENTS.

       (a) ROO Media has made available to Virilitec the financial statements ("ROO MEDIA FINANCIAL STATEMENTS") contained in the Information Memorandum of Roo Media Corporation dated September 1, 2003 ("INFORMATION MEMORANDUM").

       (b) Such financial statements fairly present in all material respects the consolidated financial position of ROO Media as at the dates thereof and for the periods then ended.

       (c) To the knowledge of ROO Media, except as disclosed in the ROO Media Financial Statements and the Information Memorandum, there has been no material adverse change in the financial condition, operations or business of ROO Media since September 1, 2003.

       (d)    Except  as  otherwise   disclosed  in  the  ROO  Media   Financial
Statements, ROO Media does not have any material liabilities.

SECTION  3.05  ABSENCE  OF CERTAIN  CHANGES  OR  EVENTS.  Except as set forth on
SCHEDULE 3.05 and the Information Memorandum, to the knowledge of ROO Media, since September 1, 2003:

       (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of ROO Media or (ii) any damage, destruction, or loss to ROO Media (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of ROO Media;

       (b) ROO Media has not (i) amended its Certificate of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of ROO Media; (iv) made any material change in its method of management, operation, or accounting; (v) other than in the ordinary course of business, entered into any other material transaction; (vi) other than pursuant to any existing employment agreement, made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) other than pursuant to any existing employment agreement, increased the rate of compensation payable or to become payable by it to any of its officers or any of its employees whose monthly compensation exceeds $5,000; or (viii) other than pursuant to any existing employment agreement, made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

       (c) ROO Media has not (i) materially borrowed or agreed to borrow any funds, or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent ROO Media balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except non-material assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $50,000), or canceled, or agreed to cancel, any debts or claims (except non-material debts or claims which in the aggregate are of a value of less than $50,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of ROO Media; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

       (d) to the knowledge of ROO Media, ROO Media has not become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a Material Adverse Effect on ROO Media.

SECTION 3.06  GOVERNMENTAL CONSENT

       No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with ROO Media, is required by or with respect to ROO Media in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the GCL.

SECTION 3.07  TITLE AND RELATED MATTERS.

       To the knowledge of ROO Media, ROO Media has good and marketable title to all of its owned real property and good title to all of its personal properties, inventory, interests in personal properties, and assets which are reflected in the most recent balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business). ROO Media owns, free and clear of any Liens, except Liens for Taxes not yet due, any and all of its assets. ROO Media has not received any written notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, tradenames, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a Material Adverse Effect on ROO Media.

SECTION 3.08  INTELLECTUAL PROPERTY AND INTANGIBLE ASSETS.

       Except as set forth on SCHEDULE 3.08, to the knowledge of ROO Media, ROO Media has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business. ROO Media has not received any written notice that the rights of any other person are violated by the use by ROO Media of the intellectual property. None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of ROO Media, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

SECTION 3.09  LITIGATION

       There is no action, suit, investigation, audit or proceeding pending against or, to the knowledge of ROO Media, threatened, against or affecting ROO Media or any of its material assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 3.10  INTERESTED PARTY TRANSACTIONS

       Except as set forth in SCHEDULE 3.10(A) attached hereto, ROO Media is not indebted to any officer or director of ROO Media (except for compensation and reimbursement of expenses incurred in the ordinary course of business), and no such person is indebted to ROO Media, except as disclosed in SCHEDULE 3.10(B) hereof or the ROO Media Financial Statements.

SECTION 3.11  COMPLIANCE WITH APPLICABLE LAWS.

       To the knowledge of ROO Media, the business of ROO Media has not been, and is not being, conducted in violation of any Applicable Law, except for possible violations which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect on ROO Media. To the knowledge of ROO Media, no investigation or review by any governmental entity with respect to ROO Media is pending or threatened, nor has any governmental entity indicated an intention to conduct the same, except for investigations or reviews which individually or in the aggregate would not have, nor be reasonably likely to have, a Material Adverse Effect on ROO Media.

SECTION 3.12  TAX RETURNS AND PAYMENT

       As of thirty (30) days after the Effective Date, ROO Media has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due, except as reflected in the ROO Media Financial Statements and except for Taxes being contested in good faith. Subject to the foregoing, to the knowledge of ROO Media, except as disclosed in the ROO Media Financial Statements, there is no material claim for Taxes that is a Lien against the property of ROO Media other than Liens for Taxes not yet due and payable, none of which Taxes is material. ROO Media has not received written notification of any audit of any Tax Return of ROO Media being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on ROO Media, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by ROO Media which is currently in effect, and ROO Media is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the ROO Media Financial Statements.

SECTION 3.13 ASSETS; ENCUMBRANCES

       Except as set forth on SCHEDULE 3.13(A), ROO Media has good and valid title to all of its assets. ROO Media's assets comprise all of the business, properties, assets (however, employees, to the extent that they could be considered assets, are not included as assets in this Section) and goodwill employed by ROO Media and its affiliates in connection with its business.

       Except as set forth on SCHEDULE 3.13(B), all assets (excluding assets that are described in Section 3.13 as leased assets or assets owned by third parties) are owned by ROO Media free and clear of all title defects or objections, liens, claims, charges, rights of others, security interests or other encumbrances of any nature whatsoever, including without limitation, any leases, escrows, options, security or other deposits, rights of redemption, chattel mortgages, conditional sales contracts, liens, collateral security arrangements and other title or interest retention arrangements, except for Liens for current Taxes not yet due.

SECTION 3.14 NO UNDISCLOSED LIABILITIES.

       Except as set forth on SCHEDULE 3.14 hereto, there are no liabilities or debts of ROO Media of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

SECTION 3.15  FINDERS' FEES

       ROO Media has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                                   ARTICLE IV
                        CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01  COVENANTS OF ROO MEDIA

       (a) ROO Media covenants and agrees that, during the period from the date of this Agreement until the Closing Date, ROO Media shall, except as otherwise disclosed in this Agreement and other than as contemplated by this Agreement or for the purposes of effecting the Merger and Closing pursuant to this Agreement or other than to the extent no Material Adverse Effect on ROO Media would be incurred, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of Virilitec:

              (i)    shall not amend its Certificate of Incorporation or Bylaws;

              (ii) shall not pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

              (iii) shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity;

              (iv) shall not sell, transfer, or otherwise dispose of any material assets required for the operations of ROO Media's business except in the ordinary course of business consistent with past practices;

              (v) shall not create, incur, assume, or guarantee any material indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, lien or other encumbrance on any of its material assets, except those in existence on the date hereof or those granted pursuant to agreements in effect on the date of this Agreement or provided by Virilitec and/or any of its affiliates;

              (vi) shall not make any material capital expenditure or series of capital expenditures except in the ordinary course of business;

              (vii) shall not declare or pay any dividends on or make any distribution of any kind with respect to the ROO Media Shares;

              (viii) shall notify Virilitec promptly in the event of any material loss or damage to any of ROO Media's material assets;

              (ix) shall pay premiums in respect of all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement;

              (x) shall seek to preserve the present material employees, reputation and business organization of ROO Media and ROO Media's relationship with its significant clients and others having business dealings with it;

              (xi) shall not issue any additional shares of ROO Media capital stock or take any action affecting the capitalization of ROO Media or the ROO Media Shares;

              (xii) shall use commercially reasonable efforts to comply with and not be in default or violation under any known law, regulation, decree or order applicable to ROO Media's business, operations or assets where such violation would have a Material Adverse Effect on ROO Media;

              (xiii) shall not grant any severance or termination pay to any director, officer or any other employees of ROO Media, other than pursuant to agreements in effect on the date of this Agreement or as otherwise disclosed in the documents delivered pursuant to this Agreement;

              (xiv) shall not change any of the accounting principles or practices used by it, except as may be required as a result of a change in law or in GAAP, whether in respect of Taxes or otherwise;

              (xv)   shall  not  terminate  or  waive  any  material   right  of
substantial value other than in the ordinary course of business; and

              (xvi) shall not enter into any material contract or commitment other than in the ordinary course of business.

       (b) The Board of Directors of Virilitec after the Merger, which shall be designated by the current Chairman of the Board of Directors of Roo Media, shall not effectuate a reverse split of Virilitec Common Shares for a period of fifteen (15) months after the Effective Date without the prior written consent of a Virilitec Principal Stockholder, which consent shall not be unreasonably withheld.

SECTION 4.02  COVENANTS OF VIRILITEC AND THE VIRILITEC PRINCIPAL STOCKHOLDERS

       Each of Virilitec and the Virilitec Principal Stockholders covenant and agree that, during the period from the date of this Agreement until the Closing Date, Virilitec shall, other than as contemplated by this Agreement or for the purposes of effecting the Merger and Closing pursuant to this Agreement or other than to the extent no Material Adverse Effect would be incurred, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of ROO Media:

              (i)    shall not amend its Certificate of Incorporation or Bylaws;

              (ii) shall not pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

              (iii) shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity, or enter into negotiations or discussions with any third party regarding the foregoing;

              (iv)   shall  not  create,   incur,   assume,   or  guarantee  any
indebtedness for money borrowed, except those in existence on the date hereof or provided by ROO Media and/or any of its affiliates;

              (v) shall not make any capital expenditure or series of capital expenditures except in the ordinary course of business;

              (vi) shall not declare or pay any dividends on or make any distribution of any kind with respect to the shares of capital stock of Virilitec;

              (vii) shall pay premiums in respect of all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement;

              (viii) shall seek to preserve the present employees, reputation and business organization of Virilitec and Virilitec's relationship with its clients and others having business dealings with it;

              (ix) shall not issue any additional Virilitec shares or take any action affecting the capitalization of Virilitec;

              (x) shall use commercially reasonable efforts to comply with and not be in default or violation under any law, regulation, decree or order applicable to Virilitec's business or operations where such violation would have a Material Adverse Effect on Virilitec;

              (xi) shall not grant any severance or termination pay to any director, officer or any other employees of Virilitec, other than pursuant to agreements in effect on the date of this Agreement or as otherwise disclosed in the documents delivered pursuant to this Agreement;

              (xii) shall not change any of the accounting principles or practices used by it, except as may be required as a result of a change in law or in GAAP, whether in respect of Taxes or otherwise;

              (xiii) shall not terminate or waive any right of substantial value other than in the ordinary course of business; and

              (xiv) shall not enter into any material contract or commitment other than in the ordinary course of business.

SECTION 4.03  COVENANTS OF THE PARTIES

       (a) TAX-FREE REORGANIZATION. The Parties intend that the Merger qualify as a Tax-free "reorganization" under Sections 368(a) of the Code, as amended, and the Parties will take the position for all purposes that the Merger shall qualify as a reorganization under such Section. In addition, the Parties covenant and agree that they will not engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the Merger to fail to qualify as a Tax-free "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Agreement;

       (b) ANNOUNCEMENT. Neither ROO Media, on the one hand, nor Virilitec on the other hand, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation. Notwithstanding anything in this Section 4.03 to the contrary, the Parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by Applicable Law. Upon execution of this Agreement, Virilitec shall issue a press release, which shall be approved by ROO Media.

       (c) NOTIFICATION OF CERTAIN MATTERS. ROO Media shall give prompt written notice to Virilitec, and Virilitec shall give prompt written notice to ROO Media, of:

              (i) The occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and

              (ii) Any material failure of ROO Media on the one hand, or Virilitec or the Virilitec Principal Stockholder, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

       (d) REASONABLE BEST EFFORTS. Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Merger and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

              (i) The preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

              (ii) The satisfaction of the Party's conditions precedent to Closing.

       (e)    ACCESS TO INFORMATION

              (i) INSPECTION BY ROO MEDIA. Virilitec will make available for inspection by ROO Media, during normal business hours and in a manner so as not to interfere with normal business operations, all of Virilitec's records (including tax records), books of account, premises, contracts and all other documents in Virilitec's possession or control that are reasonably requested by ROO Media to inspect and examine the business and affairs of Virilitec. Virilitec will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of ROO Media concerning the business and affairs of Virilitec. ROO Media will treat and hold as confidential any information they receive from Virilitec in the course of the reviews contemplated by this Section 4.03(e). No examination by ROO Media will, however, constitute a waiver or relinquishment by ROO Media of its rights to rely on Virilitec's or the Virilitec Principal Stockholder's covenants, representations and warranties made herein or pursuant hereto.

              (ii) INSPECTION BY VIRILITEC. ROO Media will, if requested, make available for inspection by Virilitec, during normal business hours and in a manner so as not to interfere with normal business operations, all of ROO Media's records (including tax records), books of account, premises, contracts and all other documents in ROO Media's possession or control that are reasonably requested by Virilitec to inspect and examine the business and affairs of ROO Media. ROO Media will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of Virilitec concerning the business and affairs of ROO Media. Virilitec will treat and hold as confidential any information they receive from ROO Media in the course of the reviews contemplated by this Section 4.03(e). No examination by Virilitec will, however, constitute a waiver or relinquishment by Virilitec of its rights to rely on ROO Media's covenants, representations and warranties made herein or pursuant hereto.

       (f) APPROVAL BY VIRILITEC PRINCIPAL STOCKHOLDERS. By their execution and delivery of this Agreement, the Virilitec Principal Stockholders do hereby approve, adopt and ratify this Merger Agreement, the Merger and all of the transactions contemplated hereby and pursuant to all exhibits hereto.


                                    ARTICLE V
                              CONDITIONS PRECEDENT

SECTION 5.01  CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS.

       The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both Virilitec and ROO Media:

       (a) CONSENTS, APPROVALS. The Parties shall have obtained all necessary consents and approvals of their respective boards of directors, their stockholders (including any applicable classes thereof) and all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties' respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

       (b) ABSENCE OF CERTAIN LITIGATION. No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Parties, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the Merger.

SECTION 5.02 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VIRILITEC AND THE VIRILITEC PRINCIPAL STOCKHOLDERS

       The obligations of Virilitec and the Virilitec Principal Stockholders on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by Virilitec or the Virilitec Principal Stockholders:

       (a) CONSENTS AND APPROVALS. ROO Media shall have obtained all material consents, including any material consents and waivers by ROO Media's lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

       (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties by ROO Media in Article III herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement or the same shall not have a Material Adverse Effect.

       (c) PERFORMANCE. ROO Media shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement at or prior to the Closing or except to the extent that the failure to so perform or comply with the same shall not have a Material Adverse Effect.

       (d) PROCEEDINGS AND DOCUMENTS. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Virilitec and its counsel, and Virilitec and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

       (e) CERTIFICATE OF GOOD STANDING. ROO Media shall have delivered to Virilitec a certificate as to the good standing of ROO Media certified by the Secretary of State of the State of Delaware on or within two (2) business days prior to the Closing Date.

       (f) MATERIAL CHANGES. Except as contemplated by this Agreement, since the date hereof, ROO Media shall not have suffered a Material Adverse Effect.

       (g)    DUE  DILIGENCE.   Virilitec   shall  have  completed  to  its  own
satisfaction due diligence in relation to ROO Media.

       (h) PAYMENT OF VIRILITEC DEBT. On the Closing Date, ROO Media shall pay to the escrow account of counsel for Virilitec in clear funds the sum of One Hundred Thousand Dollars ($100,000). Said moneys shall be used by counsel to satisfy liabilities of Virilitec itemized on a list to be provided to counsel by Jacob Roth, with a copy to ROO Media. On the Closing Date, Roo Media shall also enter into a side letter substantially in the form attached hereto as EXHIBIT B with Jacob Roth, whereby it shall agree to pay Jacob Roth a total $62,500 in satisfaction of obligations payable to him by Virilitec (the "Obligation") within ninety (90) days after the Closing (the "Maturity Date"), which shall accrue interest at the rate of eight percent (8%) per annum payable in arrears on the Maturity Date. Payment of such Obligation shall be secured by the pledge of 72,000,000 Merger Shares issued to Robert Petty, the Chief Executive Officer of ROO Media, after the Merger to an escrow account designated by the Virilitec Principal Stockholders pursuant to a Security and Pledge Agreement substantially in the form attached hereto as EXHIBIT C. In the event that Virilitec issues new shares of common stock after the Effective Date, the number of Merger Shares securing the Obligation shall be increased by the same number of newly-issued shares prior to the issuance of any such newly-issued shares.

       (i) PAYMENT. ROO Media shall have paid to Virilitec an aggregate amount of $200,000 in the following manner:

              (1)    $37,500 on or before the execution of this Agreement:

              (2) $100,000 on the Closing Date pursuant to Section 5.03(h) hereof; and

              (3)    $62,500 as set forth in Section 5.03(h) hereof.

SECTION 5.03  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ROO MEDIA

       The obligations of ROO Media on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by ROO Media:

       (a) CONSENTS AND APPROVALS. Virilitec and Merger Sub shall have obtained all material consents, including any material consents and waivers of its respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

       (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties by Virilitec, the Virilitec Principal Stockholders and Merger Sub in Article II herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement or the same shall not have a Material Adverse Effect.

       (c) PERFORMANCE. Virilitec, the Virilitec Principal Stockholders and Merger Sub shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior to or at the Closing or the same shall not have a Material Adverse Effect.

       (d) PROCEEDINGS AND DOCUMENTS. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to ROO Media and its counsel, and ROO Media and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

       (e) CERTIFICATE OF GOOD STANDING. Each of Virilitec and Merger Sub shall have delivered to ROO Media a certificate as to the good standing of certified by the Secretary of State of the State of Delaware on or within two
(2) business days prior to the Closing Date.

       (f) MATERIAL CHANGES. Except as contemplated by this Agreement, since the date hereof, Virilitec and Merger Sub shall not have suffered a Material Adverse Effect.

       (g)    DUE  DILIGENCE.   ROO  Media  shall  have  completed  to  its  own
satisfaction due diligence in relation to Virilitec.

       (h) STATUS OF VIRILITEC. As at the Effective Time of the Merger, Virilitec (i) shall be a fully compliant reporting public company under the Exchange Act, and shall be current in all of its reports required to be filed under the Exchange Act, (ii) shall not have been threatened or subject to delisting on any exchange on which it is traded, (iii) shall have outstanding no greater than $162,500 in liabilities and obligations of a nature that would be required to be set forth on a balance sheet prepared in accordance with GAAP, and (iv) shall have no contingent liabilities or obligations.

       (i) VIRILITEC BOARD OF DIRECTORS. At the Effective Time of the Merger or in accordance with applicable law, all of the officers and members of the board of directors of Virilitec shall tender their resignations as officers and directors of Virilitec, and the vacancies created on the Virilitec board of directors shall be filled by persons designated by the Chairman of the Board of Directors of ROO Media.


                                   ARTICLE VI
                                   TERMINATION

SECTION 6.01  TERMINATION.

       This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by:

       (a) The mutual written consent of the Boards of Directors of the Parties;

       (b) Either Virilitec, on the one hand, or ROO Media, on the other hand, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties shall use their commercially reasonable best efforts to lift), which restrains, enjoins or otherwise prohibits the Merger or the issuance of the Merger Shares pursuant to the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

       (c) Subject to Section 9.03(b), Virilitec, if ROO Media shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by Virilitec to ROO Media;

       (d) Subject to Section 9.03(b), ROO Media, if Virilitec shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by ROO Media to Virilitec; or

       (e) Without any action on the part of the Parties if required by Applicable Law or if the Merger shall not be consummated by December 15, 2003.

SECTION 6.02  EFFECT OF TERMINATION.

       If this Agreement is terminated as provided in Section 6.01, written notice of such termination shall be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of Virilitec or ROO Media, PROVIDED, that subject to
Section 9.03(b), nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement and PROVIDED, further, that subject to Section 9.03(b), termination shall not affect accrued rights or liabilities of any party at the time of such termination.


                                   ARTICLE VII
                                 CONFIDENTIALITY

SECTION 7.01  CONFIDENTIALITY

       Virilitec, on the one hand, and ROO Media, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 4.03(e) hereof, which are designated by such Party as confidential (except for any information disclosed to the public pursuant to a press release authorized by the Parties) and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation,
(iii) the information is independently developed without use of or reference to the other Party's confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time, or (vi) in connection with any arbitration proceeding hereunder pursuant to Section 9.03(b).


                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.01  INDEMNIFICATION BY VIRILITEC

       Virilitec and the Virilitec Principal Stockholders shall indemnify, defend and hold harmless each of ROO Media, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or partner of ROO Media, any subsidiary or affiliate thereof or an employee of ROO Media, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the "ROO MEDIA INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by Virilitec or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, (ii) any willful or grossly negligent act, omission or conduct of any officer, director or agent of Virilitec or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or
(iii) relating to the consummation of the transactions contemplated herein, and any action taken in connection therewith ("ROO MEDIA INDEMNIFIED LIABILITIES"). Any ROO Media Indemnified Party wishing to claim indemnification under this
Section 8.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Virilitec in writing, but the failure to so notify shall not relieve Virilitec from any liability that it may have under this
Section 8.01, except to the extent that such failure would materially prejudice Virilitec.

SECTION 8.02  INDEMNIFICATION BY ROO MEDIA

       ROO Media shall indemnify, defend and hold harmless each of Virilitec, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or partner of Virilitec, any subsidiary or affiliate thereof or an employee of Virilitec, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the "VIRILITEC INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by ROO Media or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, (ii) any willful or negligent act, omission or conduct of any officer, director or agent of ROO Media or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or (iii) relating to the consummation of the transactions contemplated herein, and any action taken in connection therewith ("VIRILITEC INDEMNIFIED LIABILITIES"). Any Virilitec Indemnified Party wishing to claim indemnification under this Section 8.02, upon learning of any such claim, action, suit, proceeding or investigation, shall notify ROO Media in writing, but the failure to so notify shall not relieve ROO Media from any liability that it may have under this Section 8.02, except to the extent that such failure would materially prejudice ROO Media.

SECTION 8.03  INDEMNIFICATION OF EXCHANGE AGENT

       (a)    Virilitec,  ROO Media and  Merger  Sub (for the  purposes  of this
Section 8.03, the "INDEMNITORS") agree to indemnify the Exchange Agent and its partners, officers, directors, employees and agents (collectively, the "INDEMNITEES") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to the Exchange Agent's service in such capacity, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

       (b) If the indemnification provided for in Section 8.03(a) is applicable, but for any reason is held to be unavailable, the Indemnitors shall jointly and severally contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

SECTION 8.04  SURVIVAL OF INDEMNIFICATION

       All rights to indemnification under this Article 8 shall survive for a period of 90 days after the date on which Virilitec amends its Form 8K to include the audited financial statements with the Securities and Exchange Commission, and thereafter any rights to make a claim for indemnity hereunder are waived, except that any claim as to which written notice has been given prior to that date shall survive until resolved. The provisions of this Article 8 are intended to be for the benefit of, and shall be enforceable by, each Virilitec Indemnified Party, each ROO Media Indemnified Party, and his or her heirs and representatives, and the Exchange Agent. No Party shall enter into any settlement regarding the foregoing without prior approval of the ROO Media Indemnified Party or the Virilitec Indemnified Party, as the case may be or, if related in any way to the duties of the Exchange Agent hereunder, the Exchange Agent.


                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

       None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except as set forth in Article VIII. All such representations and warranties will be extinguished upon the Effective Date of the Merger and none of the Parties nor any of their officers, directors, members, employees or stockholders shall be under any liability whatsoever with respect to any such representation or warranty after such time. This Section 9.01 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

SECTION 9.02  EXPENSES.

       Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses. The foregoing notwithstanding, Roo Media shall pay, as incurred, the expenses incurred for the following purposes: organization of the Merger Sub, printing of stock certificates, filing and mailing of the Information Statement pursuant to Section 14(f), and purchase of a certificate of good standing for Virilitec.

SECTION 9.03  APPLICABLE LAW; ARBITRATION.

       (a) GOVERNING LAW. Except to the extent that the law of the State of Delaware is mandatorily applicable to the Merger (which shall be governed by the GCL), this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

       (b) ARBITRATION. Any controversy or claim among the Parties arising out of or relation to this Agreement or arising in connection with any breach hereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), as such rules may be modified by this Section 9.03(b). In connection with the foregoing, each of the Parties hereby waives the right to a trial by jury any suit action or other proceeding in connection with this Agreement or any breach hereof. Any award rendered in any arbitration hereunder or in connection herewith shall be final and binding on the Parties and judgment upon such award shall be rendered in any court of competent jurisdiction. Any arbitration shall be held in New York, New York. A single arbitrator selected jointly by the Parties hereunder shall conduct all arbitrations. If the Parties are unable to agree on a single arbitrator within thirty (30) days after a demand for arbitration is made in writing by one Party upon the other, Virilitec shall select one arbitrator and ROO Media shall select one arbitrator and the two arbitrators so selected shall select a third neutral arbitrator who shall have familiarity with merger and acquisitions transactions and experience in dispute resolution. The arbitrators shall render a reasoned written opinion together with their decision and shall award costs and reasonable attorneys fees to the prevailing Party in the arbitration. Notwithstanding the preceding sentence, in no event shall the arbitrators be entitled to award punitive damages (or any award in the nature of punitive damages) in any such arbitration.

SECTION 9.04  NOTICES.

       All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

       (a) If sent by registered or certified mail in the United States, return receipt requested, upon receipt;

       (b) If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

       (c) If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clauses (a) or (b) above, when transmitted and receipt is confirmed by the fax machine; or

       (d)    If otherwise actually personally delivered, when delivered.

       All notices and other communications under this Agreement shall be sent or delivered as follows:

       If to ROO Media, to:

              Level 1, 212 Balaclava Road
              North Caulfield, Victoria
              Australia 3161
              Attn:  Robert Petty, Chief Executive Officer
              Telephone:  (646) 320-4394
              Facsimile:  (801) 749-5756

       with a copy to (which shall not constitute notice):

              Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
              101 East 52nd Street, 9th Floor
              New York, NY 10022
              Attention:  Arthur Marcus, Esq.
              Telephone:  (212) 752-9700
              Facsimile:  (212) 980-5192

       If to Virilitec, to:

              236 Broadway, Suite 201
              Brooklyn, New York 11211
              Telephone:  (800) 775-0712 ext. 4144
              Facsimile:  718-387-5331
       with a copy to (which shall not constitute notice):

              Robert Brantl, Esq.
              322 4th Street
              Brooklyn, NY 11215
              Telephone:  718-768-6045
              Facsimile:  718-965-4042


       If to the Virilitec Principal Stockholders, c/o:

              Jacob Roth
              236 Broadway, Suite 201
              Brooklyn, New York 11211
              Telephone:  (800) 775-0712 ext. 4144
              Facsimile:  718-387-5331

       Each Party may change its address by written notice in accordance with this Section.

SECTION 9.05  ENTIRE AGREEMENT.

       This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

SECTION 9.06  ASSIGNMENT.

       Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; PROVIDED that in no event may the right to indemnification provided by
Article VIII hereto be assigned by any of the Parties, with or without consent, except by operation of law. Subject to the immediately foregoing sentence of this Section 9.06, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.

SECTION 9.07  HEADINGS; REFERENCES.

       The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections", "Schedules" or "Exhibits" shall be deemed to be references to Articles, Sections, Schedules and Exhibits of this Agreement unless otherwise indicated.

SECTION 9.08  COUNTERPARTS.

       This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

SECTION 9.09  NO THIRD PARTY BENEFICIARIES.

       Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

SECTION 9.10  SEVERABILITY; ENFORCEMENT.

       Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provisions shall be interpreted to be only so broad as is enforceable.

SECTION 9.11  RULES OF CONSTRUCTION.

       The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

SECTION 9.12  EXHIBITS.

       All  of  the  Schedules  and  Exhibits  to  this   Agreement  are  hereby
incorporated in this Agreement and shall be deemed and construed to be a part of this Agreement for all purposes.

SECTION 9.13  INTERPRETATION.

       The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                       [SIGNATURES ON THE FOLLOWING PAGE]

       IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


VIRILITEC INDUSTRIES, INC.


By:      /s/ Jacob Roth
         -----------------------------------
Name:    Jacob Roth
Title:   Chief Executive Officer


VRLT ACQUISITION CORP.


By:      /s/ Jacob Roth
         -----------------------------------
Name:    Jacob Roth
Title:   President


VIRILITEC PRINCIPAL STOCKHOLDERS


/s/ Jacob Roth
-------------------------------------
         JACOB ROTH


/s/ Bella Roth
-------------------------------------
         BELLA ROTH


ROO MEDIA CORPORATION


By:      /s/ Robert Petty
         -----------------------------------
Name:    Robert Petty
Title:   Chief Executive Officer

                    SCHEDULE 2.05/SCHEDULE 2.06/SCHEDULE 2.16

Since July 31, 2003, Virilitec has liquidated all assets which were shown on its balance sheet as of July 31, 2003, and has applied the proceeds to the satisfaction of liabilities.

On October 23, 2003 published an order, entered on consent, that Virilitec cease and desist from committing or causing violations of Sections 5(a) and 5(c) of the Securities Act.

In October 2003 Virilitec amended its Certificate of Incorporation to increase the number of authorized shares.

                                  SCHEDULE 2.18

Jacob Roth is the only employee of Virilitec. His employment by Virilitec will be terminated on the Closing Date.

                                  SCHEDULE 3.01

         ROO Media (Australia) Pty Ltd
         ROO Media Europe Ltd
         ROO Broadcasting Ltd
         ROO TV Pty Ltd
         Avenue Group Inc.
         A. Cohen & Co. Plc

                               SCHEDULE 3.05(B)(V)

ROO Broadcasting Ltd, a subsidiary of ROO Media, plans to raise its own capital through a separate financing.

                                SCHEDULE 3.05(C)

Schedule 3.05(c)(i)

         On January 7, 2003, ROO Media entered into a new loan agreement with Robert Petty, Chief Executive Officer of ROO Media, to replace the loan agreement dated July 29, 2001. The interest on the loan is 10% per annum and the outstanding balance as of September 1, 2003 is $601,180. Mr. Petty may demand payment of the loan upon 90 days notice to ROO Media. The loan is secured by all of the assets of ROO Media.

Schedule 3.05(c)(v)

         ROO Media has issued shares of common stock of ROO Media pursuant to a private placement, which are included in the current capitalization of ROO Media.

                                  SCHEDULE 3.08

         A large portion of ROO Media's software was acquired from third parties, and ROO Media has no registered copyrights on any software. ROO Media relies on the confidentiality agreements signed by its employees, contractors and technology partners. ROO Media has not taken any steps to protect the technology or other intellectual property that it uses or is developing, and does not know if such technology or intellectual property can be protected from use by others. The subsidiaries of ROO Media are currently exploring all available options to protect their trademarks and intellectual property.

                                  SCHEDULE 3.10

         On January 7, 2003, ROO Media entered into a new loan agreement with Robert Petty, Chief Executive Officer of ROO Media, to replace the loan agreement dated July 29, 2001. The interest on the loan is 10% per annum and the outstanding balance as of September 1, 2003 is $601,180. Mr. Petty may demand payment of the loan upon 90 days notice to ROO Media. The loan is secured by all of the assets of ROO Media.

                                  SCHEDULE 3.13

         On January 7, 2003, ROO Media entered into a new loan agreement with Robert Petty, Chief Executive Officer of ROO Media, to replace the loan agreement dated July 29, 2001. The interest on the loan is 10% per annum and the outstanding balance as of September 1, 2003 is $601,180. Mr. Petty may demand payment of the loan upon 90 days notice to ROO Media. The loan is secured by all of the assets of ROO Media.

                                   EXHIBIT A


                              CERTIFICATE OF MERGER

                                       OF

                             VRLT ACQUISITION CORP.,
                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                              ROO MEDIA CORPORATION
                            (A DELAWARE CORPORATION)

                        (UNDER SECTION 251 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE)


         ROO MEDIA CORPORATION, A DELAWARE CORPORATION, HEREBY CERTIFIES THAT:

1. The name and state of incorporation of each of the constituent entities is:

         (i)   ROO MEDIA CORPORATION, a Delaware corporation ("ROO Media"); and

         (ii)  VRLT ACQUISITION CORP., a Delaware corporation ("VRLT").

2. An Agreement and Plan of Merger was duly approved, adopted, certified, executed and acknowledged by ROO Media and VRLT, in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware, to wit, by ROO Media and by VRLT.

3. The name of the surviving corporation in the merger is ROO MEDIA CORPORATION, which will continue its existence as said surviving corporation upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation as currently in effect of ROO MEDIA CORPORATION shall subsequent to the merger be the Certificate of Incorporation of ROO MEDIA CORPORATION, as the surviving corporation, unless and until duly amended in accordance with the provisions hereof and applicable law.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of ROO MEDIA CORPORATION, located at Level 1, 212 Balaclava Road, North Caulfield, Victoria, Australia 3161.

6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request, and without cost, to any stockholder of each of the constituent corporations in the merger.

IN WITNESS WHEREOF, the duly authorized officer of ROO MEDIA CORPORATION is executing the Certificate of Merger on the 2nd day of December, 2003.

                                    ROO MEDIA CORPORATION
                                    a Delaware corporation

                                    By:  /s/ Robert Petty
                                         ---------------------------
                                    Name: Robert Petty
                                    Title: Chief Executive Officer

                                   EXHIBIT B


                              ROO Media Corporation
                           Level 1, 212 Balaclava Road
                            North Caulfield, Victoria
                                 Australia 3161

                                                              December 2, 2003

Jacob Roth
125 Division Avenue
Apartment 2C
Brooklyn, New York 11211

         Re: Repayment of $62,500 of Virilitec Industries, Inc.'s outstanding debts and liabilities

Dear Mr. Roth:

         Reference is made to the Agreement and Plan of Merger by and among Virilitec Industries, Inc., a corporation formed under the laws of the State of Delaware ("VIRILITEC"), Roo Media Corporation, a corporation formed under the laws of the State of Delaware ("ROO MEDIA"), VRLT Acquisition Corp., a corporation newly formed under the laws of the State of Delaware and a wholly owned and operated subsidiary of Virilitec (the "MERGER Sub"), and Jacob Roth and Bella Roth, each an individual (collectively, the "VIRILITEC PRINCIPAL STOCKHOLDERS"), dated as of December 2, 2003 (the "MERGER AGREEMENT"), pursuant to which Merger Sub shall be merged with and into ROO Media. Capitalized terms used but not defined herein have the same meanings assigned to them in the Merger Agreement.

         Pursuant to Section 5.02(h) of the Merger Agreement, ROO Media hereby agrees to pay to you Sixty Two Thousand Five Hundred Dollars ($62,500) owed to you by Virilitec (the "Debt") as of the Closing Date, which shall be Virilitec's only outstanding debt, within ninety (90) days after the Closing Date (the "Maturity Date"). The Debt shall accrue interest at the rate of eight (8%) per annum payable in arrears on the Maturity Date. Payment of the Debt and interest shall be made by wire transfer to the escrow account of your counsel, pursuant to wire instructions that you will deliver to the undersigned. The foregoing notwithstanding, if there occurs an Event of Default, as defined in the Security and Pledge Agreement between Robert Petty and Jacob Roth of even date herewith (the "Security and Pledge Agreement"), the principal amount of the Debt and all accrued interest shall become immediately due and payable.

         Furthermore, it is hereby agreed that ROO Media shall prevent Virilitec from issuing any new shares of common stock after the Effective Date unless, prior to or contemporaneous with the issuance, the number of Merger Shares set forth in the Security and Pledge Agreement is increased by the same number of newly-issued shares. ROO Media also agrees that it shall cause Virilitec to instruct its transfer agent that no certificate for newly issued shares may be printed unless the transfer agent gives prior notice to Jacob Roth.

                                            ROO MEDIA CORPORATION

                                            By:  /s/ Robert Petty
                                                 -------------------------------
                                                 Name: Robert Petty
                                                 Title: Chief Executive Officer

         ACKNOWLEDGED AND ACCEPTED:



         /s/ Jacob Roth
         ------------------------
         Jacob Roth

                                   EXHIBIT C


                          SECURITY AND PLEDGE AGREEMENT

         THIS SECURITY AND PLEDGE AGREEMENT (the "AGREEMENT"), dated as of the 2nd day of December, 2003, is by and between Robert Petty, an individual (the "DEBTOR"), and Jacob Roth, an individual (the "SECURED PARTY").

         1. SECURITY INTEREST. For value received, Debtor hereby sells, transfers, conveys, sets over, delivers, bargains, pledges, assigns and grants to Secured Party, upon the terms and conditions of this Agreement, a security interest in and to any and all present or future rights of Debtor in and to all of the following rights, interests and property (all of the following being herein sometimes called the "Collateral"):

                  (a) 72,000,000 shares (the "MERGER SHARES") of common stock, par value $0.0001 per share, of VIRILITEC INDUSTRIES, INC. (the "COMMON STOCK"), or its successor-in-interest, which shall be issued pursuant to the Merger Agreement (as defined below); and

                  (b) all other shares of Common Stock delivered as collateral pursuant to the third paragraph of the Side Letter (as defined below).

All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given them in the New York Uniform Commercial Code (the "CODE"). As used in this Agreement, the term "SECURITIES" means any notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, warrants, partnership interests, stock options, beneficial interests in trusts, or equity interests of any nature whatsoever in any legal entity or, in general, any interest or instrument commonly known as a "SECURITY," or any warrant or right to subscribe to or purchase any of the foregoing; and the term "ISSUER" means, with respect to any Securities, the legal entity in which such Securities evidence an ownership or beneficial interest.

         2. MERGER AGREEMENT. This Agreement is being executed and delivered pursuant to the terms, conditions and requirements of the Agreement and Plan of Merger by and among Virilitec Industries, Inc., a corporation formed under the laws of the State of Delaware ("VIRILITEC"), Roo Media Corporation, a corporation formed under the laws of the State of Delaware ("ROO MEDIA"), VRLT Acquisition Corp., a corporation newly formed under the laws of the State of Delaware and a wholly owned and operated subsidiary of Virilitec (the "MERGER SUB"), and Secured Party and Bella Roth, an individual (Secured Party and Bella Roth are collectively the "VIRILITEC PRINCIPAL Stockholders"), dated as of December 1, 2003 (the "MERGER AGREEMENT"), pursuant to which Merger Sub shall be merged with and into ROO Media. The security interests herein granted ("SECURITY INTERESTS") shall secure full performance of: (a) that certain side letter (the "SIDE LETTER") of even date herewith between ROO Media and the Secured Party whereby ROO Media agrees to pay Virilitec's outstanding debt to the Secured Party in the principal amount of Sixty Two Thousand Five Hundred Dollars ($62,5000) (the "Debt") within ninety (90) days after the Closing (as defined in the Merger Agreement); (b) the due and punctual observance and performance of each and every agreement, covenant and condition on Debtor's part to be observed or performed under this Agreement and by ROO Media under the Side Letter; and
(c) reimbursement of all expenses incurred by the Secured Party in enforcing his rights under this Agreement and the Side Letter (all of which debts, duties, liabilities and obligations hereinbefore described and covered by this Agreement and the Side Letter are hereinafter referred to as the "OBLIGATION").

         3. PRIORITY. Debtor represents and warrants that the Security Interests are first and prior security interests in and to all of the Collateral.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS. Debtor hereby represents and warrants to Secured Party and covenants for the benefit of Secured Party as follows:

                  (a) Debtor is the sole legal and equitable owner of the Shares free from any adverse claim, lien, security interest, encumbrance or other right, title or interest of any person, except for the security interest created hereby. Debtor has the right and power to grant a security interest in the Collateral to Secured Party without the consent of any other person, and Debtor shall at its expense defend the Collateral against all claims and demands of all persons at any time claiming the Collateral or any interest therein adverse to Secured Party. So long as any Obligation to the Secured Party pursuant to the Side Letter is outstanding, Debtor will not without the prior written consent of Secured Party grant to any person a security interest in any of the Collateral or permit any lien or encumbrance to attach to any of the Collateral, or suffer or permit any levy or garnishment or attachment to be made on any part of the Collateral, or permit any financing statement to reflect an interest in any part of the Collateral, except that of Secured Party, to be on file with respect thereto.

                  (b) Debtor has delivered to an escrow agent designated by the Secured Party (the "Escrow Agent"), pursuant to an Escrow Agreement executed by the Debtor, the Secured Party and the Escrow Agent, all stock certificates evidencing the Shares pledged and assigned under this Agreement, together with duly executed stock powers in blank and all other assignments or endorsements reasonably requested by Secured Party, including, without limitation, signatures guaranteed by a participant in the Medallion program.

                  (c) If new or additional Securities are issued to Debtor (as a stock dividend, stock split, or pursuant to any reclassification or recapitalization of the capital of any issuer of Securities pledged and assigned hereunder, or the reorganization, merger, acquisition or consolidation of any such issuer or otherwise) with respect to the Collateral or if additional shares are required to be pledged pursuant to the third paragraph of the Side Letter, then the same shall be deemed an increment to the Collateral and under pledge and assignment to Secured Party hereunder. If evidenced by a stock certificate, bond, warrant, debenture, certificate, or other Instrument or writing, then such Securities shall (to the extent acquired or received by or placed under Debtor's control) be held in trust for and promptly delivered to Escrow Agent, together with duly executed stock powers in blank and any other assignments or endorsements as Secured Party may request. If any such Securities are uncertificated, then Debtor shall immediately upon acquisition of such Securities cause the Escrow Agent to be registered as the transferee thereof on the books of the depository, custodian bank, clearing corporation, brokerage house, issuer or otherwise, as may be requested by Secured Party.

         5. DEBTOR'S OBLIGATIONS. So long as the Side Letter is outstanding, Debtor covenants and agrees with Secured Party: (a) not to permit any material part of the Collateral to be levied upon under any legal process; (b) not to dispose of any of the Collateral without the prior written consent of Secured Party; (c) to comply with all applicable federal, state and local statutes, laws, rules and regulations, the noncompliance with which would have a material and adverse effect on the value of the Collateral; and (d) to pay all taxes accruing after the Closing Date which constitute, or may constitute, a lien against its respective Collateral, prior to the date when penalties or interest would attach to such taxes; provided, that the Debtor may contest any such tax claim if done diligently and in good faith.

         6. EVENT OF DEFAULT. As used herein, the term "Event of Default" shall include any or all of the following if same exist on the seventh calendar day after written notice by Secured Party to Debtor which certifies such default:

                  (a) The assignment, voluntary or involuntary conveyance of legal or beneficial interest, mortgage, pledge or grant of a security interest in any of the Collateral; or

                  (b) The filing or issuance of a notice of any lien, warrant for distraint or notice of levy for taxes or assessment against any Collateral (except for those which are being contested in good faith and for which adequate reserves have been created); or

                  (c) Nonpayment of any installment of principal or interest upon the date same shall be due and payable under the terms of the Side Letter, whether said date be the Maturity Date or a date fixed by the acceleration provisions of the Side Letter, and the failure to cure such nonpayment pursuant to the terms, if any, of the Side Letter; or

                  (d) The adjudication of Debtor as bankrupt, or the taking of any voluntary action by Debtor or any involuntary action against Debtor seeking an adjudication of Debtor as bankrupt, or seeking relief by or against Debtor under any provision of the Bankruptcy Code; or

                  (e) Any breach of the terms of the Side Letter not otherwise recited in this Section 6.

         7. REMEDIES. Upon the occurrence and during the continuation of an Event of Default as defined herein, Secured Party may, at its Option: (a) sell, or otherwise dispose of, at the office of Secured Party, or elsewhere, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts; or (b) at its discretion, retain the Collateral in satisfaction of the Obligation whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise. Provided that an Event of Default has not occurred, Debtor shall retain all voting rights with respect to the Shares and all cash dividends declared with respect to such Shares. To the extent permissible under applicable law, Debtor hereby grants an irrevocable proxy coupled with an interest to the Secured Party to vote the Shares at any meeting of the shareholders of Virilitec or to deliver consent in lieu of a shareholder meeting, provided that the proxy shall be effective only after an Event of Default has occurred.

         8. APPLICATION OF PROCEEDS BY SECURED PARTY. Any and all proceeds ever received by Secured Party from any sale or other disposition of the Collateral, or any part thereof, shall be applied by Secured Party to the Obligation as follows: first, to the repayment of interest accrued on the Debt, second, to the repayment of the Debt, and third, to satisfaction of all other Obligations. Any proceeds received by Secured Party under this Agreement in excess of those necessary to fully and completely satisfy the Obligations shall be distributed to Debtor.

         9. DELIVERY OF NOTICES. It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice. Any notice or demand required to be given hereunder shall be in writing and shall be deemed to have been duly given and received, if given by hand, when a writing containing such notice is received by the entity or person to whom addressed or, if given by overnight courier, two (2) business days the notice is tendered to an overnight courier with a national reputation, addressed to:

                           If to Secured Party:

                           Jacob Roth
                           236 Broadway, Suite 201
                           Brooklyn, New York 11211

                           If to Debtor:

                           Level 1, 212 Balaclava Road
                           North Caulfield, Victoria
                           Australia 3161,

or if given by facsimile, with a copy mailed on the same day in the manner provided above, when transmitted and receipt is confirmed by the fax machine. Any such address may be changed from time to time by serving notice to the other party as above provided. A business day shall mean a day of the week which is not a Saturday or Sunday or a holiday recognized by national banking associations.

         10. BINDING EFFECT. This Agreement shall be binding upon Debtor, his heirs, successors, assigns, executors, administrators, and personal or legal representatives, and shall inure to the benefit of Secured Party, its successors and assigns.

         11. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

         12. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

         EXECUTED as of the day and year first herein set forth.

                                                SECURED PARTY:


                                                /s/ Jacob Roth
                                                --------------------------------
                                                Jacob Roth


                                                DEBTOR:


                                                /s/ Robert Petty
                                                --------------------------------
                                                Robert Petty